UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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American Spectrum Realty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe, Suite 450
Houston, TX 77057

Dear Stockholder:

On behalf of the Board of Directors of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), I cordially invite you to attend the Company’s 2004 Annual Meeting of Stockholders, which will be held on Wednesday, April 28, 2004, at 9:00 a.m., local time, at the office of the Company at 5850 San Felipe, Suite 450, Houston, Texas.

The attached Proxy Statement describes in detail the following matters expected to be acted upon at the Annual Meeting: the election of six nominees for directors of the Company and the ratification of the selection of BDO Seidman, LLP, as the Company’s independent auditors. At the Annual Meeting, we will also report on the Company’s progress and respond to any questions that you may have about the Company’s business.

We sincerely hope that you will be able to attend and participate in the Company’s Annual Meeting of Stockholders. Whether or not you plan to come to the Annual Meeting, however, it is important that your shares be represented and voted at the meeting. You may vote your shares by completing the accompanying proxy card, by a telephone proxy authorization, or by authorizing a proxy electronically via the Internet. Please see the instructions on the accompanying proxy card for details on telephone and electronic proxy voting.

BY RETURNING YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY A TELEPHONE PROXY AUTHORIZATION OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

Sincerely,

William J. Carden Chairman of the Board

Houston, Texas
March 25, 2004

AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe, Suite 450
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, April 28, 2004

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, April 28, 2004, at 9:00 a.m., local time, at the office of the Company located at 5850 San Felipe, Suite 450, Houston, Texas.

At the Annual Meeting, stockholders will be asked:

  To elect six directors to serve until the Company’s next Annual Meeting of Stockholders and until their successors are duly elected and qualify.
  To ratify the selection of BDO Seidman, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2004.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.

The Board of Directors of the Company has fixed the close of business on March 25, 2004, as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the Record Date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or letters from a bank or broker are examples of proof of ownership. If you own shares of the Company’s Common Stock beneficially, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY TELEPHONE PROXY AUTHORIZATION, OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

EVEN IF YOU HAVE SUBMITTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By Order of the Board of Directors

Paul E. Perkins, Secretary

Houston, Texas
March 25, 2004

AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe, Suite 450
Houston, Texas 77057

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
April 28, 2004

General

This Proxy Statement is provided to the stockholders of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), in order to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 28, 2004, at 9:00 a.m., local time, at 5850 San Felipe, Suite 450, Houston, Texas, and any adjournments or postponements thereof (the “Annual Meeting”). The Board of Directors (the “Board”) knows of no matters to come before the Annual Meeting other than those referred to in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about March 29, 2004.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Common Stock, par value $.01 per share (the “Common Stock”), of the Company.

Voting Procedures

Only those holders of Common Stock of record as of the close of business on March 25, 2004 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted. A total of 1,555,442 shares of Common Stock were issued and outstanding as of the Record Date.

The presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote, whether in person or by proxy, is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote on a matter on which the brokers or nominees do not have discretionary power to vote) are treated as present for purposes of determining the existence of a quorum. Directors are elected by a plurality of the votes cast. The ratification of the selection of BDO Seidman, LLP, as the Company’s independent auditors for fiscal year ending December 31, 2004, requires a majority of the votes cast at the Annual Meeting. For purposes of the election of directors, abstentions will have no effect on the result of the vote. It is expected that brokers will have discretionary power to vote on each of the proposals.

Shares represented by properly executed proxies in the form enclosed that are timely received by Mellon Investor Services, as the Tabulator for the Company, and not revoked will be voted as instructed on the proxy. If instructions are not given on a properly executed and returned proxy, the shares represented thereby will be voted (i) FOR the election of each of the six nominees for director, and (ii) FOR the ratification of the selection of BDO Seidman, LLP, to serve as independent auditors of the Company. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote such proxies in accordance with their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to voting.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is voted. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

Background

Substantially all of the Company’s assets are held through an operating partnership (the “Operating Partnership”) in which the Company holds a .88% general partner interest and an 86.51% limited partner interest as of February 29, 2004. Holders of limited partnership units in the Operating Partnership (“OP Units”) have the same rights to distributions as holders of the Common Stock and have the right to have their OP Units redeemed by the Operating Partnership and to receive, at the Company’s option, in exchange for each four OP Units, either one share of Common Stock or cash equal to the fair market value of one share of Common Stock at the date of exchange, but no fractional shares will be issued.

In October 2001, the Company issued shares of Common Stock and OP Units to various individuals and entities in exchange for certain real property and operating assets (the “Consolidation”) and commenced operations.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Stockholders will be asked at the Annual Meeting to elect six directors, who will constitute the full Board of Directors. Each elected director will hold office until the next Annual Meeting of Stockholders and until the director’s successor is duly elected and qualifies. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, solicited proxies will be voted for the election of the person, if any, designated by the Board to replace that nominee.

Stockholders may withhold authority to vote for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AS TO ALL on the proxy card, or (ii) for any one or more individual nominees, by checking the box marked FOR ALL EXCEPT on the proxy card and writing the name of individual nominees in the space provided on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

The following six persons have been selected by the Nominating/Corporate Governance Committee of the Board as nominees for election to the Board of Directors:

Timothy R. Brown William J. Carden Lawrence E. Fiedler	John N. Galardi William W. Geary, Jr. John F. Itzel

Each of these individuals is currently a member of the Board. The Company has not paid any third parties to assist in the process of identifying or evaluating candidates for the Board, and it has not rejected any candidates put forward by any stockholder or group of stockholders owning more than 5% of the Company’s stock.

The Board knows of no reason why any of these nominees would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board may recommend. All six nominees are incumbent directors. Information concerning the directors is set forth under “Board of Directors and Executive Officers”.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect a director.

The Board of Directors recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth certain information concerning the directors and executive officers of the Company as of February 29, 2004:

NAME	POSITION	AGE	APPROXIMATE TIME IN OFFICE
William J. Carden	Chairman of the Board, Chief Executive Officer and President Acting Chief Financial Officer	59	Since 2000 Since 2002
Timothy R. Brown	Director	57	Since 2000
Lawrence E. Fielder	Director	65	Since 2000
John N. Galardi	Director	66	Since 2003
William W. Geary, Jr.	Director	61	Since 2000
John F. Itzel	Director	57	Since 2003
Patricia A. Nooney	Chief Operating Officer Treasurer Senior Vice President	47	Since 2003 Since 2002 Since 2000
Paul E. Perkins	Senior Vice President Secretary	38	Since 2000 Since 2003

William J. Carden — Mr. Carden is Chairman of the Board, Chief Executive Officer and President (positions he has held since the formation of the Company) and Acting Chief Financial Officer (since August 2002) of the Company. In addition to his responsibilities for the Company, Mr. Carden is president and one of the founders of CGS Real Estate Co. Mr. Carden also serves as Chairman of the Board of American Spectrum Real Estate Services, Inc., a full service real estate brokerage firm. He received an accounting degree from Long Beach State. Timothy R. Brown - Mr. Brown is a director of the Company and has been a Partner in the law firm of Thompson & Knight L.L.P. since 1999. Prior to that he was a founder and Partner of Brown, Parker & Leahy L.L.P. He received his B.A. from Stanford University and his JD from the University of Texas School of Law. Mr. Brown is Chairman of the Company’s Compensation Committee and a member of the Nominating/Corporate Governance Committee.

Lawrence E. Fielder — Mr. Fiedler is a director of the Company and has served as President of JRM Development Enterprises, Inc. and its affiliated companies since 1987. These companies have developed, acquired, managed and leased retail, residential and commercial properties throughout the United States. In addition, Mr. Fiedler has been an Adjunct Professor at the New York University Real Estate Institute since 1979. Mr. Fiedler received a Bachelor of Sciences degree from Syracuse University, an LLB from New York University School of Law and an LLM from New York University School of Law in Taxation. Mr Fieldler is Chairman of the Company’s Audit Committee and a member of its Compensation and Nominating/Corporate Governance Committees.

John N. Galardi — Mr. Galardi is a director of the Company. Mr Galardi has been the Chairman and Chief Executive Officer of Galardi Group, Inc., a privately-held franchising company encompassing more than 350 restaurants, most prominent among them is the Wienerschnitzel chain, since 1964. Mr. Galardi has been a director of CGS Real Estate Company, Inc. (“CGS”) since 1989. He currently serves as a member of the Board of BCT International, Inc. in Fort Lauderdale, Florida, and Renovar Energy Corporation in Midland, Texas. He previously served on the Board of Advisors of National Bank of Southern California and Marine National Bank. Mr. Galardi attended Southwest Baptist University in Missouri.

William W. Geary, Jr. — Mr. Geary is a director of the Company and has served as the President of Carlsberg Management Company, a real estate development company, since February 1986. Mr. Geary received his M.B.A. and

B.S. degrees from Northwestern University in Chicago, Illinois. Mr. Geary holds the designations of Charter Financial Analyst, Certified Property Manager (“CPM”), Specialist in Real Estate Securities (SRS) and the Certified Commercial-Investment Member (“CCIM”). He is a Member of Los Angeles Society of Security Analysts. Mr. Geary is a member of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees.

John F. Itzel — Mr. Itzel is a director of the Company. Mr. Itzel managed a large real estate portfolio for Pacific Gulf Properties, a real estate investment trust located in Newport Beach, California from 1995 until November 2000. Prior to 1995, Mr. Itzel was a banker with a specialty in major real estate loans. Commencing January 2001 Mr. Itzel became a commercial real estate broker. In January 2003 he became a principal in the Newport Beach office of Bond Street Capital, a national commercial mortgage lender. He received a BA in economics from California State University and is a licensed California Real Estate Broker. Mr. Itzel is a member of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees.

Patricia A. Nooney — Ms. Nooney is Chief Operating Officer (since October 2003), Treasurer (since February 2002) and a Senior Vice President (since the formation of the Company) of the Company. Ms. Nooney served as President of the St. Louis office of Coldwell Banker Commercial American Spectrum from October 1997 until the Consolidation. From 1981 through September 1997, Ms. Nooney was an officer of Brooklyn Street Properties, Inc. Ms. Nooney was an auditor with Deloitte & Touche from 1978 to 1981. Ms. Nooney received a B.A. in Business Administration from the University of Miami. Ms. Nooney holds the designations of CPM and CCIM. She was the national president of the Institute of Real Estate Management (“IREM”) for 2003.

Paul E. Perkins — Mr. Perkins is a Senior Vice President (since the formation of the Company) and Secretary (since December 2003) of the Company. Mr. Perkins was an officer of CGS from 1994 until the Consolidation. From 1988 to 1992, he was an investment broker with the Seeley Company, a Los Angeles-based commercial real estate brokerage firm. Mr. Perkins holds an undergraduate degree in business and finance from the University of Southern California and a Master’s Degree in real estate from New York University.

The Company has adopted Standards of Business Conduct, a copy of which is available on the Company’s website: www.americanspectrum.com, which are applicable to its executive officers and directors.

Information on Meetings and Committees of the Board of Directors

In 2002, the Board established an Audit Committee and a Compensation Committee and in January 2003 established a Nominating/Corporate Governance Committee. During 2003, the Board held four regular meetings and two special meetings, at which all members were present at more than 75% of the meetings held. The Audit Committee held eight meetings during 2003, at which all members were present except for one meeting which one director did not attend. The Compensation Committee held three meetings during 2003, at which all members were present. The Nominating Committee held one meeting during 2003, at which all members were present.

Audit Committee

The Audit Committee is composed of Mr. Fiedler, Mr. Geary and Mr. Itzel. Each of the members of the Audit Committee is independent within the meaning of the listing standards of the American Stock Exchange (“Amex”). Prior to May 7, 2003, Mr. Brown served on the Audit Committee when he was replaced by Mr. Itzel. The Board has determined the Mr. Fiedler is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission. In 2003, the Audit Committee held regular and quarterly meetings throughout the year. The Audit Committee has the authority, among other things, to appoint and dismiss the Company’s independent auditors, discuss the scope and results of the audit with the independent auditors, review with management and the independent auditors the Company’s interim and year-end operating results, consider the adequacy of the Company’s internal accounting controls and audit procedures and review non-audit services to be performed by the independent auditors. The Audit Committee’s charter was revised during 2003. A copy of the revised charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

Report of the Audit Committee

The Audit Committee is composed of three directors, acts under the written charter adopted and approved by the Board, and is independent, within the meaning of the listing standards of the Amex. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee assists the Board in its oversight of the Company’s financial reporting process and selects the independent auditors. The Committee receives information from, consults with, and provides its views and direction to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board.

In this context, the Audit Committee (i) appointed the independent auditors (see Proposal Number Two—Ratification of Selection of Independent Auditors) and (ii) reviewed and discussed with management and BDO Seidman the Company’s audited financial statements for 2003. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit Committee has considered whether the independent auditors’ provision of certain non-audit services, namely tax return preparation, to the Company is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for 2003.

Respectfully submitted,

AUDIT COMMITTEE
Lawrence E. Fiedler, Chairman
William W. Geary, Jr.
John F. Itzel

Compensation Committee

The Compensation Committee was established by the Board in 2002 and is composed of Mr. Brown, Mr. Fiedler and Mr. Geary. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries. The Compensation Committee has the authority to renew and approve salary arrangements, including grants of annual incentive awards for the Company’s directors, officers and other employees, adopt and amend employment agreements for its officers and other employees, and administer the Company’s stock plan.

Compensation Committee Report on Executive Compensation

Until November 2002, all compensation matters, review of employment agreements and the awarding of shares and options were considered by the full Board. In 2002, the Board established a Compensation Committee. The Board and the Compensation Committee believe that the compensation program for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. Prior to the Consolidation, the Company commissioned an independent compensation study and looked to surveys and to other publicly available information to ensure that the Company’s executive compensation is comparable to that of similarly situated companies within and outside of the real estate industry. During 2003, the Compensation Committee reviewed all of the executive officers’ salaries utilizing salary surveys purchased by the Company.

The compensation opportunities for the executive officers are intended to attract, motivate and retain talented executives and to ensure continuity and stability of management. As presently in place, the annual compensation program for executive officers includes: 1) an annual base salary that is competitive with the market and reflects individual performance, 2) a cash bonus based on the individual’s achievement of performance goals and criteria to be established in the discretion of the Compensation Committee, and 3) long-term stock-base incentive awards, such as the restricted stock and options to purchase stock which were granted during 2001 and 2002. In making compensation decisions, the Board has considered, and the Compensation Committee will consider, such factors as the specific performance of the Company, the respective executive officer and the overall compensation of all of its executives.

Prior to the Consolidation, the management of the Company commissioned a comprehensive study related to board and officer compensation, which was used as a basis to negotiate the terms and provisions of the initial employment agreements for the executive officers. The salaries, bonuses and long-term stock-based incentives of the executive officers, as set forth in their respective employment agreements (and paid pro rata for 2001), were intended to recognize the contributions of each executive officer in connection with the Consolidation transaction, the Company’s commencement of operations as a public company and the ongoing obligations of the executive officers. During 2001 and 2002, the Company finalized employment agreements with each of Mr. Carden, Mr. Mizrahi, Mr. Thurber, Mr. Perkins and Ms. Nooney. In 2003, the Compensation Committee approved an amendment to Ms. Nooney’s employment agreement due to her new position, Chief Operating Officer. The amendment increased her salary as disclosed and extended the term of her agreement. In addition, the Compensation Committee approved an increase in the salary for Mr. Perkins as disclosed.

Respectfully submitted,

COMPENSATION COMMITTEE
Timothy R. Brown
Lawrence E. Fiedler
William W. Geary, Jr., Chairman
John F. Itzel

Nominating Committee

The Nominating/Corporate Governance Committee (the “Nominating Committee”) was established by the Board in 2003 and is composed of Mr. Brown, Mr. Fielder, Mr. Geary and Mr. Itzel, each of whom is independent within the meaning of the listing standards of the Amex. The Nominating Committee has a charter, a copy of which is attached to the Proxy Statement as Appendix B. The Nominating Committee selects or recommends that the Board select all candidates for all directorships and will consider candidates put forward by stockholders, who should follow the procedures set forth below under “Stockholder Proposals for the Company’s 2005 Annual Meeting.” In identifying candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate, which may include ensuring that the Board of Directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating Committee also may consider the extent to which the candidate would fill a particular need on the Board.

Compensation of Directors

Each non-employee director receives $12,000 annually for serving on the Board, $1,000 for each meeting attended in person and $500 for each telephonic meeting in which the director participates, including any committee meetings. A director may elect to receive the fee in cash or in Common Stock valued at its then fair market value. Each director is also reimbursed for travel expenses for attending meetings. Pursuant to the Company’s Omnibus Stock Incentive Plan (the “Plan”), each non-employee director on the board as of the Consolidation was granted (i) an option to purchase 1,250 shares of Common Stock upon the completion of the Consolidation in October 2001, at an exercise price of $60.00 per share, which was the amount at which shares of Common Stock were valued for purposes of the Consolidation (the “Exchange Value”), (ii) an option to purchase 1,250 shares six months after the Consolidation at an exercise price of $27.16 per share, the fair market value on the date of such grant, and (iii) an option to acquire 1,250 shares of Common Stock upon his election as a director in November 2002 at an exercise price of $20.12, the fair market value on the date of such grant. The board members first elected to the board on May 7, 2003, Mr. Galardi and Mr. Itzel, were each granted an option to acquired 2,500 shares of Common Stock on such date at an exercise price of $12.20, the fair market value on the date of such grant. The directors reelected on May 7, 2003, Mr. Brown, Mr. Fiedler and Mr. Geary, were granted each an option to acquire 1,250 shares of Common Stock on such date at an exercise price of $12.20. As an incentive for continued service, each non-employee director duly elected at the 2004 Annual Meeting of the Stockholders will be entitled to an annual option to acquire an additional 1,250 shares of Common Stock. The exercise price will be at the fair market value on the date of the 2004 Annual Meeting. The share and per share data in this paragraph have been restated to reflect the one-for-four reverse split of Common Stock which was approved by the stockholders on February 27, 2004 and became effective March 2, 2004.

Executive Compensation

The following table sets forth, in summary form, the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated officers of the Company (the “Named Executive Officers”) whose total annual salary and bonus equaled or exceeded $100,000 for services rendered to the Company in all capacities for the last three completed fiscal years.

SUMMARY COMPENSATION TABLE

					Long Term Compensation

	Annual Compensation				Awards

Name and Principal Position Held During 2003	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)(1)

William J. Carden	2003	484,153	–	–	–	–
Chief Executive Officer	2002	481,723(2)	–	–	–	3,125
	2001	(3)	(3)	–	262,500(4)	3,125
Patricia A. Nooney	2003	180,962	10,000	–	–	–
Chief Operating Officer	2002	176,194	35,000	69,400(5)	–	562
	2001	(6)	–	–	30,000(4)	562
Paul E. Perkins	2003	125,481	50,000	–	–	–
Senior Vice President	2002	122,115	100,000	–	–	1,875
	2001	(7)	(7)	–	150,000(4)	1,875
Harry A. Mizrahi (8)	2003	166,969	–	25,000(8)	–	–
Chief Operating Officer	2002	199,833	–	–	–	6,250
	2001	(8)	–	–	525,000(4)	6,250
Thomas N. Thurber (9)	2003	297,693	–	257,760(9)
Senior Vice President	2002	293,077	–	–	–	6,250
	2001	(10)	–	–	525,000(4)	6,250

(1) The Named Executive Officers were granted options to purchase shares on October 15, 2001 and April 15, 2002. For Mr. Carden, Mr. Perkins and Ms. Nooney, 25% of the options vested on each of the respective grant dates and will vest annually thereafter in equal installments over three years. For Mr. Mizrahi, the option fully vested on each of the respective grant dates. For Mr. Thurber, 25% of the options vested on each of the respective grant dates and 2,618 vested on September 1, 2003 based on a performance-based formula. For Mr. Mizrahi and Mr. Thurber, the right to exercise vested stock options will expire on October 15, 2004 and December 31, 2004, respectively, which represents one year after the termination of their employment. The share and per share data in this table and all footnotes to this table have been restated to reflect the one-for-four reverse split of Common Stock which was approved by the stockholders on February 27, 2004 and became effective March 2, 2004.

(2) Represents total compensation for services provided by Mr. Carden which was paid by the Company to Mr. Carden or his affiliated companies.

(3) Prior to the Consolidation, Mr. Carden earned $372,083 in 2001 in compensation paid by CGS and its affiliates. After the Consolidation, Mr. Carden earned $100,417 in compensation and a cash bonus of $100,000 for 2001, which was paid by the Company to Mr. Carden or his affiliated companies.

(4) For 2001, represents the following numbers of restricted shares granted on October 15, 2001: Mr. Carden 4,375; Mr. Mizrahi 8,750; Mr. Thurber 8,750; Mr. Perkins 8,750; and Ms. Nooney 500. The dollar value is based on $60.00 per share, the Exchange Value. The restricted shares are subject to repurchase by the Company upon termination of the individual's employment for a price of $.04 per share. For Mr. Carden, Mr. Perkins and Ms. Nooney, the repurchase option lapses in four equal installments on the first, second, third and fourth anniversary of the grant date. For Mr. Mizrahi, the repurchase option lapsed on October 14, 2002. For Mr. Thurber, the repurchase option lapsed as follows: for 25% of the shares on September 1, 2002; for 1,833 of the shares on September 1, 2003; and for 2,652 of the shares on December 31, 2003 in conjunction with Mr. Thurber termination agreement. Recipients of restricted stock paid no consideration to the Company for their shares, have the right to vote their shares, to receive and retain all cash dividends payable to the Company’s stockholders and to exercise all other rights, powers and privileges of a stockholder, with the exception that the recipients may not transfer the Common Stock during the restricted period.

(5) Represents 2,500 shares of restricted shares granted on April 16, 2002. The restricted shares were subject to repurchase by the Company upon the termination of Ms. Nooney employment for a price of $.04 per share. The repurchase option lapsed on October 16, 2002. Ms. Nooney paid $.04 per share for the restricted shares.

(6) Prior to the Consolidation, Ms. Nooney earned $114,791 in 2001 in compensation paid by CGS and its affiliates. After the Consolidation, Ms. Nooney earned $26,875 in compensation for 2001, which was paid by the Company.

(7) Prior to the Consolidation, Mr. Perkins earned $67,291 in 2001 in compensation paid by CGS and its affiliates. After the Consolidation, Mr. Perkins earned $24,375 in compensation for 2001, which was paid by the Company. In addition, the Company paid Mr. Perkins a cash bonus of $100,000 for 2001.

(8) Mr. Mizrahi's employment by the Company ceased as of October 15, 2003. The Company paid Mr. Mizrahi consulting fees from October 15, 2003 through January 15, 2004, the date on which its consulting contract with Mr. Mizrahi was terminated. Prior to the Consolidation, Mr. Mizrahi earned $158,334 in 2001 in compensation paid by CGS and its affiliates. After the Consolidation, Mr. Mizrahi earned $41,666 in compensation for 2001, which was paid by the Company.

(9) Mr. Thurber’s employment by the Company ceased as of December 31, 2003. Mr. Thurber was paid $200,000 in consideration of cancellation of his employment agreement and $59,750 as consideration for his restricted stock.

(10) Prior to the Consolidation, Mr. Thurber earned $169,708 in 2001 in compensation paid by CGS and its affiliates. After the Consolidation, Mr. Thurber earned $57,292 in compensation for 2001, which was paid by the Company.

STOCK OPTION GRANTS IN 2003

There were no stock options granted to the Named Executive Officers during 2003. The Company has not granted any SARs (stock appreciation rights). See Compensation Table above for information concerning grants of restricted stock.

AGGREGATED OPTION EXERCISES IN 2003
AND YEAR-END OPTION VALUES

     The following table sets forth information regarding each exercise of stock options during 2003 by the Named Executive Officers and the year-end value of unexercised options held by such persons.

			Number of Securities Underlying Unexercised Options/SARs at 12/31/03 (1)	Value of Unexercised In-the-Money Options/SARS at 12/31/03
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

William J. Carden	–	–	3,906/2,343	–
Patricia A. Nooney	–	–	703/422	–
Paul E. Perkins	–	–	2,343/1,406	–
Harry A. Mizrahi	–	–	12,500/–	–
Thomas N. Thurber	–	–	5,743/–	–

(1) The share data in this table have been adjusted to reflect the one-for-four reverse split of Common Stock which was approved by the stockholders on February 27, 2004 and became effective March 2, 2004.

Employment Agreements

The Company has entered into employment agreements with each of Mr. Carden, Mr. Mizrahi, Mr. Thurber, Mr. Perkins and Ms. Nooney. The employment agreements for the Named Executive Officers provide for an annual base salary and for severance compensation in the event of a termination of employment without cause.

Effective October 15, 2001, the Company and Mr. Carden entered into a three year employment agreement. After the initial term, this agreement will automatically renew for additional one-year periods unless either party gives written notice pursuant to this agreement. Under this agreement, Mr. Carden is entitled to an annual base salary of $482,000 and an annual incentive bonus, which shall be determined in the sole discretion of the Board or the Compensation Committee.

Effective April 16, 2002, the Company and Ms. Nooney entered into a one year employment agreement. After the initial term, the agreement will automatically renew for additional one-year periods unless either party gives written notice pursuant to the agreement. Under this agreement, Ms. Nooney was entitled to an annual base salary of $125,000, increased in January 2002 to $175,000 upon her election as Treasurer and an annual incentive bonus at the discretion of the Board or the Compensation Committee. In October, 2003, the agreement was amended to reflect her position as Chief Operating Officer of the Company, to increase her annual base salary to $200,000, and to extend her employment agreement for one additional year. Currently, her employment agreement expires November 1, 2005, subject to renewals for additional one-year periods.

Effective April 3, 2002, the Company and Mr. Perkins entered into a one year employment agreement. After the initial term, the agreement will automatically renew for additional one-year periods unless either party gives written notice pursuant to the agreement. Under this agreement, Mr. Perkins is entitled to an annual base salary of $125,000, which was increased to $150,000 effective January 1, 2004, and an annual incentive bonus at the discretion of the Board or the Compensation Committee. Currently, his employment agreement expires April 3, 2005, subject to renewals for additional one-year periods.

Effective October 15, 2001, the Company and Mr. Mizrahi entered into a one year employment agreement, subject to annual renewals. Under this agreement, Mr. Mizrahi was entitled to an annual base salary of $204,500 and an annual incentive bonus at the discretion of the Board or the Compensation Committee. Mr. Mizrahi’s employment agreement expired on October 15, 2003 and was not renewed.

Effective September 1, 2002, the Company and Mr. Thurber entered into a two year employment agreement. Under this agreement, Mr. Thurber was entitled to an annual base salary of $300,000 and an annual incentive bonus at the discretion of the Board or the Compensation Committee. During 2003, Mr. Thurber and the Company entered into an agreement which terminated Mr. Thurber employment as of December 31, 2003.

Stock Incentive Plan

The Board adopted the Omnibus Stock Incentive Plan in July 2001 and believes that the Plan is in the best interests of the Company and will enable it to attract and retain highly qualified executive officers, directors and employees. All of the options and restricted stock described above were granted under the Plan.

The Plan is administered by the Compensation Committee and provides for the granting of options, stock appreciation rights, restricted stock and performance units and shares, as may be determined by the Board. Under the Plan, up to a total of 180,000 shares (after giving effect of the one-for-four reverse split of Common Stock which was approved by the stockholders on February 27, 2004 and became effective March 2, 2004) of the Company’s Common Stock may be issued to executive officers, directors or other key employees of the Company. Options to acquire Common Stock are expected to be in the form of incentive and non-qualified stock options and are exercisable for up to ten years following the date of the grant. The Board will set the exercise price of each option, but the Plan requires that the exercise price per share equal or exceed the fair market value of the Company’s Common Stock on the grant date.

PERFORMANCE GRAPH

The following graph is a comparison of the 25 month cumulative stockholder total return on the Common Stock from November 20, 2001, the first day the Common Stock was traded on the American Stock Exchange (“Amex”), through December 31, 2003, to the cumulative total return on the Amex Stock Market (U.S.) Index and the NAREIT Equity Index. The graph assumes an investment of $100 in the Common Stock and each of the indices at the close of business on November 20, 2001, the first trading day for the Common Stock, and that all dividends were reinvested. The return shown on the graph in not necessarily indicative of future performance.

Performance Graph
COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
AMONG AMERICAN SPECTRUM REALTY, INC., THE NAREIT EQUITY INDEX
AND THE AMEX STOCK MARKET (U.S.) INDEX

* $100 invested on 11/20/01 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

SECURITY OWNERSHIP OF
MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of Common Stock as of February 29, 2004, by (i) each of the Company’s directors and nominees, (ii) each of the executive officers, (iii) all directors, nominees and executive officers as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the SEC by the Company’s directors, nominees, executive officers and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. The share data in this table and related footnotes have been restated to reflect the one-for-four reverse split of Common Stock which was approved by the stockholders on February 27, 2004 and became effective March 2, 2004.

NAME OF BENEFICIAL OWNER (1)	NUMBER OF SHARES OF COMMON STOCK (2)	PERCENTAGE OF OUTSTANDING COMMON STOCK (3)

William J. Carden (4)	508,654	28.9
John N. Galardi (5)	459,754	27.8
Timothy R. Brown (6)	19,005	1.2
Paul E. Perkins (7)	5,312	*
Patricia A. Nooney (8)	3,999	*
Lawrence E. Fiedler (9)	4,062	*
John F. Itzel (10)	3,125	*
William W. Geary, Jr. (11)	2,812	*
All Directors	750,720	42.4
and Executive Officers as a Group
(8 persons) (12)

*Less than 1%

(1) Except as specifically noted in the footnotes below, the address of each of the named beneficial owners is c/o American Spectrum Realty, Inc., 5850 San Felipe Road, Suite 450, Houston, Texas 77057.

(2) For each beneficial owner, includes Common Stock subject to options or conversion rights exercisable, respectively, within 60 days of December 31, 2003. Includes, as to Mr. Carden and Mr. Galardi, Common Stock issuable upon exchange of Operating Partnership Units.

(3) The percentage ownership is based on 1,555,442 outstanding shares of Common Stock and shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(4) Includes 2,187 shares of restricted stock, which is subject to repurchase by the Company on termination of Mr. Carden’s employment for a price of $.01 per share. The repurchase option lapses in two equal installments on October 15, 2004 and 2005. Includes 230,869 shares of Common Stock and 166,682 shares of Common Stock issuable on exchange of Operating Partnership Units owned by Mr. Carden and the persons or entities listed as follows: (i) the 2,187 restricted shares referred to above, (ii) 19,600 shares issuable upon exchange of Operating Partnership Units owned by trusts for the benefit of Mr. Carden’s children, as to which Michael L. Matkins is trustee, (iii) 67,313 shares of Common Stock and 40,066 shares issuable upon exchange of Operating Partnership Units owned by Mr. Carden’s spouse, (iv) 1,000 shares owned by a trust for the benefit of Mr. Carden’s daughter, as to which Mr. Brown is the trustee, (v) 11,382 shares issuable upon exchange of Operating Partnership Units owned by a limited partnership controlled by Mr. Carden and (vii) 160,369 shares of Common Stock and 95,634 shares issuable upon exchange of Operating Partnership Units owned by companies controlled by Mr. Carden. Certain shares may be deemed to be beneficially owned by Mr. Carden and may also be deemed to be beneficially owned by Mr. Galardi. Mr. Carden disclaims beneficial ownership of the shares and Operating Partnership Units held by his spouse and trusts for his children. Includes 4,687 shares of Common Stock which Mr. Carden has the right to acquire upon the exercise of stock options within sixty days of February 29, 2004.

In addition, includes 30,261 shares of Common Stock which Mr. Carden has the right to acquire pursuant to a Put and Call Agreement entered into on October 4, 2001, which provided, among other things, for an option by Mr. Carden and others to purchase 100,000 shares of Common Stock on November 20, 2002, at $66.00 per share and for an option by the holders of such 100,000 shares to sell such shares to Mr. Carden and others on November 20, 2002, at $54.00 per share. The holders of such shares have elected to exercise their option to sell 92,761 such shares to Mr. Carden at $54.00 per share (7,239 of such shares having been previously purchased by Mr. Carden). Mr. Carden purchased 62,500 of such shares in July 2003 and has agreed to purchase the remainder of such shares by July 6, 2004.

(5) Mr. Galardi’s address is 39590 Highway 82, Aspen, CO 81611. Includes 201,992 shares of Common Stock and 1,134 shares issuable upon exchange of Operating Partnership Units owned by Mr. Galardi. Also includes 160,369 shares of Common Stock and 95,634 shares issuable upon exchange of Operating Partnership Units owned by companies in which Mr. Galardi owns a significant interest. Certain shares may be deemed to be beneficially owned by Mr. Galardi and may also be deemed to be beneficially owned by Mr. Carden. Includes 625 shares which Mr. Galardi has the right to acquire upon the exercise of stock options within sixty days of February 29, 2004.

(6) Mr. Brown’s address is 333 Clay Street, Suite 3300, Houston, Texas 77002. Includes 1,250 shares of Common Stock held in an IRA, reported as indirectly beneficially owned by Mr. Brown, 14,943 shares of Common Stock held in the name of Timothy R. Brown, PC, as nominee for some of the former partners of Brown, Parker & Leahy. Mr. Brown is the beneficial owner of 8.38% of the 14,943 shares after payment of certain debts. Includes 2,812 shares of Common Stock which Mr. Brown has the right to acquire upon the exercise of stock options within sixty days of February 29, 2004.

(7) Includes 1,250 shares of restricted stock, which is subject to repurchase by the Company on termination of Mr. Perkins’ employment for a price of $.04 per share. The repurchase option lapses in two equal installments on October 15, 2004 and 2005. Also includes 2,812 shares of Common Stock which Mr. Perkins has the right to acquire upon the exercise of stock options within sixty days of February 29, 2004.

(8) Includes 250 shares of restricted stock, which is subject to repurchase by the Company on termination of Ms. Nooney’s employment for a price of $.04 per share. The repurchase option lapses in two equal installments on October 15, 2004 and 2005. Includes 156 shares of Common Stock owned by Ms. Nooney’s spouse. Ms. Nooney disclaims beneficial ownership of the shares owned by her spouse. Also includes 843 shares of Common Stock which Ms. Nooney has the right to acquire upon the exercise of stock options within sixty days of February 29, 2004.

(9) Mr. Fiedler’s address is 156 West 56th Street, Suite 1101, New York, New York 10019. Includes 1,250 shares of Common Stock held in a trust of which Mr. Fiedler is the trustee and 2,812 shares of Common Stock which Mr. Fiedler has the right to acquire upon the exercise of stock options within sixty days of February 29, 2004.

(10) Mr. Itzel’s address is 1990 Cypress Point Drive, Corona, CA 92882. Includes 625 shares of Common Stock which Mr. Itzel has the right to acquire upon the exercise of stock options within 60 days of February 29, 2004.

(11) Mr. Geary’s address is 6171 West Century Boulevard, Suite 100, Los Angeles, California 90045. Includes 2,812 shares of Common Stock which Mr. Geary has the right to acquire upon the exercise of stock options within sixty days of February 29, 2004.

(12) Includes 3,687 restricted shares, which are subject to repurchase by the Company on termination of employment of the executive officers for a price of $.04 per share. The expiration of the repurchase options is described in the individual footnotes. Includes (i) 19,600 shares issuable upon exchange of Operating Partnership Units owned by trusts for the benefit of Mr. Carden’s children, as to which Michael Matkins is trustee, (ii) 67,313 shares of Common Stock and 40,066 shares issuable upon exchange of Operating Partnership Units owned by Mr. Carden’s spouse, (iii) 1,000 shares owned by a trust for the benefit of Mr. Carden’s daughter, as to which Mr. Brown is the trustee, (iv) 11,382 shares issuable upon exchange of Operating Partnership Units owned by a limited partnership controlled by Mr.

Carden, (v) 160,369 shares of Common Stock and 95,634 shares issuable upon exchange of Operating Partnership Units owned by companies controlled by Mr. Carden and in which Mr. Galardi owns a significant interest, (vi) 1,134 shares issuable upon exchange of Operating Partnership units owned by Mr. Galardi; (vii) 156 shares of Common Stock owned by Ms. Nooney’s spouse, (viii) 1,250 shares held in a trust of which Mr. Fiedler is the trustee; (ix) 1,250 shares held in an IRA indirectly beneficially owned by Mr. Brown and (x) 14,943 shares held in a trust of which Mr. Brown is the trustee. Includes 18,028 shares of Common Stock which certain executive officers and directors have the right to acquire upon the exercise of stock options within sixty days of February 29, 2004.

In addition, includes 30,261 shares of Common Stock which Mr. Carden has the right to acquire pursuant to a Put and Call Agreement entered into on October 4, 2001, which provided, among other things, for an option by Mr. Carden and others to purchase 100,000 shares of Common Stock on November 20, 2002, at $66.00 per share and for an option by the holders of such 100,000 shares to sell such shares to Mr. Carden and others on November 20, 2002, at $54.00 per share. The holders of such shares have elected to exercise their option to sell 92,761 such shares to Mr. Carden at $54.00 per share (7,239 of such shares having been previously purchased by Mr. Carden). Mr. Carden purchased 62,500 of such shares in July 2003 and has agreed to purchase the remainder of such shares by July 6, 2004.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership of, and transactions in, the Company’s securities with the SEC, the Amex and the Company. Based solely on the review of copies of such filings received by the Company or any written representations from certain reporting persons, the Company believes that its directors, officers and 10% or more stockholders timely filed all reports required of them during 2001 under Section 16(a), except for Ms. Nooney and Mr. Thurber, each of whom filed one late report.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

In March 2004, the Company paid a total of $224,520 to Mr. Carden, Mr. Galardi and CGS (the “Guarantors”) in consideration for their guarantees of certain obligations of the Company as of December 31, 2003. The payment was made in the form of an offset against certain sums owed to the Company by the Guarantors. The Company has agreed to pay the Guarantors an annual guarantee fee equal to between .25% and .75% (depending on the nature of the guaranty) of the outstanding balance as of December 31 of the guaranteed obligations. The guaranty fee is to be paid for a maximum of 3 years on any particular obligation.

During 2003, the Company made payments totaling $1,000,000, on its indebtedness to an affiliated entity, reducing the balance due to $251,321, inclusive of deferred payments of $190,469 mentioned below.

During 2003, the Company acquired three office properties from an affiliated entity. The properties are located in Houston, Texas and consist of approximately 160,742 rentable square feet. Acquisition costs of approximately $10,703,000 included assumed or new mortgage indebtedness, the issuance of 382,537 OP Units, deferred payments of $190,469 and cash.

In May 2003, the successor of Brown Parker and Leahy, LLP cancelled its $199,180 note, plus $45,891 of accrued interest thereon, in exchange for 14,943 (after effect of the one-for-four reverse split of Common Stock which was approved by the stockholders on February 27, 2004 and became effective March 2, 2004). shares of the Company’s common stock. Timothy Brown, a director of the Company, was a partner of Brown Parker Leahy, LLP.

In May 2003, John N. Galardi, a director and principal stockholder of the Company, cancelled his $1,600,000 note, plus $286,036 of accrued interest thereon, in exchange for 115,002 shares of the Company’s common stock(after effect of the one-for-four reverse split of Common Stock which was approved by the stockholders on February 27, 2004 and became effective March 2, 2004).

In May 2003, Mr. Galardi purchased a total of 15,243 shares of the Company’s common stock for $16.40 per share (after effect of the one-for-four reverse split of Common Stock which was approved by the stockholders on February 27, 2004 and became effective March 2, 2004).

In February 2003, the Company reached an agreement with CGS Real Estate Company, Inc. whereby CGS acknowledged that it owed the Company a net amount of $270,375 which related to several issues asserted by Mr. Carden that were owed by CGS to the Company and by the Company to CGS. This amount is payable on March 15, 2006 with interest accruing from March 15, 2003 at an annual rate of 6% and payable quarterly commencing on June 15, 2003. An affiliate of Mr. Carden is a principal stockholder of CGS, Mr. Carden is an officer and a director of CGS, and an affiliate of Mr. Galardi is a principal stockholder of CGS. Mr. Carden and Mr. Galardi have agreed to guarantee this obligation of CGS, and they have secured this guarantee with an assignment to the Company of their right to receive $270,375 of principal payments on the notes payable to them and their affiliates by reason of the settlement of the Teachout litigation (as dicussed below), plus all interest payable on such principal amount of notes. The interest due on the receivable was offset against a payable to an affiliate.

In connection with the settlement of the Teachout litigation, Mr. Galardi and Mr. Carden acknowledged that they owe the Company the sum of $1,187,695 as indemnification against a portion of the Company’s settlement obligation. Mr. Galardi and certain affiliates of Mr. Carden and/or Mr. Galardi are beneficiaries, in part, of the settlement of the Teachout matter and are owed an amount in excess of this obligation pursuant to that settlement. Mr. Galardi and Mr. Carden have agreed to pay the Company the principal sum of this obligation, plus interest thereon at the annual rate of 6% from March 15, 2003, in the form of an assignment to the Company of their right to receive $1,187,695 of principal payments on the notes payable to them and their affiliates by reason of the settlement of the Teachout matter, plus all interest payable on such principal amount of notes. The receivable of $1,187,695 and accrued interest are reflected as a component of equity in the Company’s consolidated financial statements. The interest due on the receivable was offset against a payable to an affiliate.

In December 2002, the Company received proceeds of $800,000 from a loan on Valencia, one of the Company’s industrial properties. The loan was provided by an affiliated entity of Mr. Carden. The mortgage was repaid upon the sale of the property in April 2003.

In October 2002, the Company received proceeds of $1,532,000 from two bridge loans on Maple Tree, one of its shopping center properties. One of the loans, which totaled $700,000, was provided by an affiliated entity of Mr. Carden. The mortgages were repaid upon the sale of the property in October 2002.

In connection with the Consolidation, ASR assumed a $2,207,081 obligation to an affiliated entity of Mr. Carden. In October 2002, this obligation, which totaled $2,500,103, was paid in connection with the sale of Creekside Apartments.

For the years ended December 31, 2003 and 2002, the Company paid $98,763 and $112,800, respectively, for real estate related services to a firm in which Patricia A. Nooney, an executive officer of the Company, holds an ownership interest.

For the years ended December 31, 2003 and 2002, the Company incurred professional fees of $19,240 and $112,887, respectively, to a law firm in which Timothy R. Brown, a director of the Company, is a partner.

During 2002, the Company made payments totaling $521,808 on its obligation to ASJ, Ltd., which is owned by Mr. Carden, his wife and a trust for his children. The payments reduced the balance due to ASJ, Ltd. to $200,000 as of December 31, 2002. During 2003, the obligation was reduced by $111,321 to offset certain amounts which became payable from the related party. In January 2004, the Company paid the remaining balance due of $88,679.

Effective January 1, 2002, the Company acquired a receivable in the amount of $177,000 from a related party in connection with the Company’s assumption of an executive suite in an office building owned by the Company. The Company cancelled this receivable by offsetting the amount of the receivable against the amount payable by the Company to an entity owned by the related party.

In 1994, SPPI84 sold the Pacific Spectrum property to an affiliate of its general partner for cash of $800,000 and a $3,200,000 trust deed note dated December 31, 1994. The note called for monthly interest only payments and bore interest of 10% per annum. Interest receivable had, from time to time, been added to the principal balance of the note and the maturity had been extended annually for additional one-year terms. Interest income related to this note of $141,083 was recognized during the year ended December 31, 2001. On October 19, 2001, SPPI84 and the entity that then owned Pacific Spectrum were acquired by the Company. Accordingly, the $1,750,771 note receivable balance and related interest receivable of $141,083 as of October 19, 2001 were eliminated in the consolidated financial statements of the Company.

SPPI84 paid a total of $936,752 in expenses relating to the Consolidation, primarily professional fees. The limited partners of SPPI84 were compensated for SPPI84 paying Consolidation costs in excess of its allocable share by receiving additional stock upon the consummation of the Consolidation.

PROPOSAL NUMBER TWO
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

BDO Seidman, LLP has served as the Company’s independent auditors since February 22, 2002. BDO Seidman has been selected by the Audit Committee as the Company’s independent auditors for the year ending December 31, 2004. The Audit Committee reviews and pre-approves audit and permissible non-audit services performed by BDO Seidman, as well as the fees paid to BDO Seidman for such services. BDO Seidman has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of BDO Seidman are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions. The Audit Committee carefully considered BDO Seidman’s qualifications and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

For 2002 and 2003, the Company paid BDO Seidman the following fees:

Year	Audit Fees	Financial Information System Design and Implementation Fees	All Other Fees (Tax Compliance)
2002	$160,000	–	$ 82,702
2003	160,000	–	113,521

Stockholders will be asked at the Annual Meeting to ratify the selection of BDO Seidman. If the stockholders ratify the selection of BDO Seidman, the Audit Committee may still, in its discretion, decide to appoint a different independent audit firm, at any time during the year 2004, if it concludes that such a change would be in the best interests of the Company and the stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider the retention of the accounting firm.

Required Vote

A majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required to ratify the selection of BDO Seidman, LLP, as the Company’s independent auditors for the year 2004.

The Board of Directors recommends a vote FOR Proposal Number Two.

ANNUAL REPORT
AND
FINANCIAL STATEMENTS OF THE COMPANY

Copies of the Company’s Annual Report to Stockholders for 2003 are being mailed to the stockholders with this Proxy Statement. Additional copies of the Company’s Annual Report on Form 10-K filed with the SEC will be furnished to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. Written requests should be sent to American Spectrum Realty, Inc., 5850 San Felipe, Suite 450, Houston, Texas, 77057, Attention: Investor Relations.

STOCKHOLDER-DIRECTOR COMMUNICATIONS

Stockholders who desire to communicate with the Board or with specified members of the Board should send any such communications in writing in care of the Secretary of the Company at 5850 San Felipe, Suite 450, Houston, Texas 77057 or by email to legal@americanspectrum.com. The Secretary will review all such communications and will pass on to the appropriate directors all communications other than those which are merely solicitations for products or services, items of a personal nature not relevant to the stockholders and other matters that are of a type which render them improper or irrelevant to the functioning of the Board and the Company.

The Company strongly encourages each director to attend, and expects that each director will attend, the Annual Meeting of Stockholders. Mr. Carden, Mr. Brown, Mr. Fiedler, Mr. Galardi, Mr. Itzel and Mr. Mizrahi attended the Company’s 2003 Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS
FOR THE COMPANY’S 2005 ANNUAL MEETING

Typically, in order to be considered for inclusion in the Company’s proxy materials for an annual meeting, stockholder proposals and nominations that are intended to be presented at that meeting must be received by the Secretary of the Company, in writing, no later than 120 days before the first anniversary from the date that the proxy statement for the prior year’s annual meeting was released to the stockholders. To present a proposal or nomination for inclusion in the proxy materials for the 2005 Annual Meeting, the proposal or nomination must be delivered to the Secretary of the Company at 5850 San Felipe, Suite 450, Houston, Texas 77057, not later than December 29, 2004. Other stockholder proposals to be brought before the 2005 Annual Meeting will be considered untimely in accordance with the Company’s bylaws unless they are delivered to the Secretary of the Company at 5850 San Felipe, Suite 450, Houston, Texas, 77057, between December 29, 2004 and January 28, 2005.

OTHER INFORMATION

Proxy authorizations submitted via the Internet or by telephone must be received by 11:00 p.m. Eastern Time on April 27, 2004. To authorize a proxy by the Internet or by telephone, please see the instructions on the proxy card enclosed with these materials. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

By Order of the Board of Directors

Paul E. Perkins, Secretary

Houston, Texas
March 25, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of Company’s internal audit function and independent auditors and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert,” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive session. The Audit Committee may request any officer or employer of the Company of the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms hereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

Except in circumstances where a comparable body of the Board has been appointed for such purpose, the Audit Committee shall review all transactions between the Company and any person who may be deemed to control the Company.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisers. The Company shall provide for appropriate funding, as determined by the Audit

Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisers employed by the Audit Committee.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysis and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company's Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating ) auditor partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

15.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16.	Review reports by the internal auditor or audit department to the Committee and discuss with management any issues which raise material concern.

17.	Discuss with the independent auditor and management the internal auditor or audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary affiliated entities are in conformity with applicable legal requirements and the Company’s Standards of Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Standards of Business Conduct.

20.	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

22.	Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

NOMINATING/CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

PURPOSE

The Nominating/Corporate Governance Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) reviewing and making recommendations to the Board regarding the Board’s composition and structure, establishing criteria for Board membership and evaluating corporate policies relating to the recruitment of Board members; and (ii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.

STRUCTURE AND OPERATIONS

Composition and Qualifications
The Committee shall be composed of four members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the American Stock Exchange.

Appointment and Removal
The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman
Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

MEETINGS

The Committee shall meet at least annually, or more frequently as circumstances dictate. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. Any meeting of the Committee may be held telephonically.

The Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

RESPONSIBILITIES AND DUTIES

The following functions shall be the principal responsibilities and duties of the Committee. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter or as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition and Evaluation
Establish criteria for the selection of new directors to serve on the Board of Directors.

Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include ensuring that the Board of Directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the company’s business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

Review and make recommendations to the full Board of Directors, or determine, whether members of the Board of Directors should stand for re-election. Consider matters relating to the retirement of members of the Board of Directors, including term limits or age limits.

Evaluate candidates for nomination to the Board of Directors, including those recommended by shareholders. In that connection, the Committee shall adopt procedures for the submission of recommendations by shareholders as it deems appropriate.

Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders.

Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors.

Oversee evaluation of the Board of Directors and management.

Committee Selection Composition
Recommend members of the Board of Directors to serve on the committees of the Board of Directors, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

Recommend members of the Board of Directors to serve as the chairs of the committees of the Board of Directors.

Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board of Directors and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any committee of the Board of Directors.

Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the elimination of committees of the Board of Directors.

Corporate Governance
Review the adequacy of the certificate of incorporation and by-laws of the corporation and recommend to the Board of Directors, as conditions warrant, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.

Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

Review policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Continuity / Succession Planning Process
Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports
Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

Maintain minutes or other records of meetings and activities of the Committee.

ANNUAL PERFORMANCE EVALUATION

The Committee shall review and evaluate, at least annually, the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors Nominees:					2.	Ratification of appointment of BDO Seidman, LLP as Independent Auditors for fiscal year 2004.
01 02 03 04 05 06	Timothy R. Brown William J. Carden Lawrence E. Fiedler John N. Galardi William W. Geary, Jr. John F. Itzel	FOR ALL the nominees listed to the left (except as marked to the contrary below)	WITHHOLD AS TO ALL the nominees listed to the left				FOR	AGAINST	ABSTAIN
		☐	☐				☐	☐	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)				MARK THIS BOX IF YOU PLAN TO ATTEND THE MEETING	☐	The Proxy holder may vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

Dated:___________________________________________, 2004
_____________________________________________________
Signature
_____________________________________________________
Signature if held jointly

Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/aqq Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

AMERICAN SPECTRUM REALTY, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting
of Stockholders to be held on April 28, 2004

     The undersigned stockholder of American Spectrum Realty, Inc. (“American Spectrum”) hereby appoints William J. Carden and Paul E. Perkins, and each of them individually, with full power of substitution in each of them, attorneys and proxies for the undersigned and authorizes them to represent, with all powers possessed by the undersigned as if personally present at the meeting, and vote all of the shares of common stock of American Spectrum which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at the office of the Company at 5850 San Felipe, Suite 450, Houston, TX, on April 28, 2004 at 9:00 a.m., local time, and at any adjournments or postponements of such meeting, on the proposals listed on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 25, 2004, and the accompanying Proxy Statement and revokes any proxy previously given with respect to such meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side please mark, sign, date and return this proxy using the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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